EXHIBIT 99.1

NEWS RELEASE

NaturalNano Welcomes Dr. Duncan T. Moore to Scientific Advisory Board

Former White House Advisor and Pioneering Voice in Science and Optics

ROCHESTER, NY, July 12, 2006 — PRNewswire — NaturalNano Inc. (OTCBB: NNAN, FWB: N3N), a company whose primary business is discovering, refining, and marketing naturally occurring nanomaterials, announced today the appointment of Duncan T. Moore, Ph.D. to its Scientific Advisory Board.

From 1997 to 2001, Dr. Moore served as Associate Director for Technology in the White House Office of Science and Technology Policy for the Clinton administration. He also served as Science and Technology Advisor to Senator John D. Rockefeller IV.

Dr. Moore is the Rudolf and Hilda Kingslake Professor of Optical Engineering at the University of Rochester’s Institute of Optics where he has served as a faculty member since 1974. In addition, he is a Professor of Business Administration and Entrepreneurship at the Simon Graduate School of Business. He is currently working on several advanced projects including the James Webb Space Telescope, which will be the replacement for the Hubble telescope.

From 2002 until 2004, Dr. Moore served as President and Chief Executive Officer of the Infotonics Technology Center Inc., an industry, academia, and government partnership to foster cutting-edge research prototyping of new technology and economic development in Upstate New York state.

Dr. Moore founded Rochester-based Gradient Lens Corp., which makes and sells industrial boroscopes. Other major areas of Dr. Moore’s research include computer-aided design and design for manufacturing methods, the manufacture of optical systems, medical optics and optics for minimally invasive surgery, and optical instrumentation. He serves on the Board of Trustees of the Rochester Museum and Science Center.

Dr. Moore earned a doctorate and master’s degree in Optics from the University of Rochester. His undergraduate degree was received from the University of Maine in Physics. Dr. Moore was elected to the National Academy of Engineering in 1998.

About NaturalNano, Inc.

NaturalNano, Inc. (OTCBB: NNAN; FWB: N3N) is a materials science company developing unique and proprietary processes for refining naturally occurring nanotubes and other nanomaterials that add competitive properties to a range of applications. These include additives to cosmetics and personal care products, and absorbent materials, as well as: electromagnetic interference shielding, specialty coatings, and material additives for industrial polymers, plastics and composites. NaturalNano possesses broad intellectual property rights and proprietary know-how for extraction and separation processes, compositions, and derivatives of halloysite and other nanotubes. For more information, please visit www.naturalnano.com.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements included in this press release may constitute forward-looking statements within the meaning of applicable securities laws. These statements reflect what NaturalNano anticipates, expects, or believes may happen in the future.
NaturalNano's actual results could differ materially from the outcome or circumstance expressed or implied by such forward-looking statements as a result of a variety of factors including, but not limited to: NaturalNano's ability to develop its technologies; the approval of NaturalNano's patent applications; the successful implementation of NaturalNano's research and development programs; the ability of NaturalNano to demonstrate the effectiveness of its technology; the acceptance by the market of NaturalNano's technology and products incorporating such technology, the ability of NaturalNano to effectively negotiate and enter into contracts with third parties for the licensing of NaturalNano's technology; competition; the ability of NaturalNano to raise capital to fund its operating and research and development activities until it generates revenues sufficient to do so; and the timing of projects and trends in future operating performance, as well as other factors expressed from time to time in NaturalNano's periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with NaturalNano's periodic filings with the SEC, which are incorporated herein by reference. The forward-looking statements contained herein are made only as of the date of this press release, and NaturalNano undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Media Contacts:
NaturalNano, Inc.
Bobbi Drew
Bobbi@naturalnano.com
585-214-8172

Jennifer Gould
JGould@rubensteinpr.com
212-843-8037